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                                                                    EXHIBIT 23.1

The Board of Directors
Crown Castle International Corp.:

We consent to the filing of the Statement of Net Assets as of December 31, 1998 and the Statement of Revenues and Direct Expenses for the year ended
December 31, 1998 and the Notes to the Financial Statements of Powertel Tower Operations as exhibits to Crown Castle International Corp.'s Current Report on Form 8-K with the Securities and Exchange Commission.

(signed) KPMG LLP

Houston, Texas
July 22, 1999